EXHIBIT 99.3

Execution Version

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (the “Agreement”) by and between Primerica, Inc. (the “Company”), and John A. Addison, Jr. (the “Executive”) is dated as of the 2nd day of January, 2015.

WHEREAS, the Company and the Executive previously executed an Employment Agreement dated August 19, 2010 (the “Employment Agreement”), which has an initial term that will expire on August 19, 2015;

WHEREAS, the Board of Directors of the Company (the “Board”) and the Executive have agreed that the Executive before the scheduled expiration of his Employment Agreement will transition from his role as the Company’s Co-Chief Executive Officer and Chairman of Primerica Distribution to serve as a non-employee director of the Company and the Chairman of Primerica Distribution; and

WHEREAS, the Company and the Executive desire to enter into this Agreement confirming the terms of such transition and superseding the Employment Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a “Party” and together the “Parties”) agree as follows:

1.Effective Date. The “Effective Date” shall mean the date of this Agreement as first set forth above.

2.Employment Period. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to be employed by the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on April 1, 2015 (the “Employment Period”).  On April 1, 2015 (the “Transition Date”), the Executive’s employment with the Company and all subsidiaries of the Company shall terminate, but the Executive shall continue to serve as a member of the Board and as Chairman of Primerica Distribution.

3.	Terms of Employment.

(a)Position and Duties.

(i) During the Employment Period, the Executive shall continue to serve as a Co-Chief Executive Officer of the Company reporting to the Board, and his duties and responsibilities shall include rendering such assistance as is reasonably requested by the Board and the new management team to effect a smooth transition from his leadership to the leadership of the new management team. It is acknowledged that Executive will delegate increasing responsibilities to the new CEO and management team during the Employment Period. If, during the Employment Period, D. Richard Williams ceases to be employed by the Company as Co-Chief Executive Officer, the Executive shall serve as sole Chief Executive Officer of the Company for the remainder of such Employment Period.

(ii) The Executive agrees that during the Employment Period, he shall devote all of his business time and efforts to serving as the Company’s Co-Chief Executive Officer and to serving in such other offices and positions, commensurate with his position, that he may hold at the Company and its affiliates, and shall perform his duties subject to the lawful directions of the Board, all in light of the transitional nature of Executive’s duties and responsibilities as described in 3(a)(i). During the Employment Period, it shall not be a violation of this Agreement for the Executive, subject to the requirements of Section 7, to (A) serve on civic or charitable boards or committees and, as approved by the Board, corporate boards or committees, (B) deliver lectures or fulfill speaking engagements and (C) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive’s responsibilities to the Company and its affiliates or violate the Company’s conflict of interest policies.

(b)Compensation.

(i)Base Salary. During the Employment Period, the Executive shall continue to receive an annualized base salary (“Annual Base Salary”) of $750,000, payable pursuant to the Company’s normal payroll practices.

(ii)Annual Bonus.  This Agreement shall not affect the Executive’s eligibility to receive an annual cash bonus (an “Annual Bonus”) for the fiscal year ending December 31, 2014 based upon performance targets previously established by the Compensation Committee of the Board (the “Committee”) and payable when such bonuses are paid generally to executive officers.

(iii)Long-Term Incentive Awards. As determined by the Committee, for the fiscal year of the Company ending December 31, 2014, the Executive shall be eligible, in 2015, for a grant of equity compensation awards under the Company’s long term incentive compensation arrangements. All grants of equity compensation awards shall be made in the good faith discretion of the Committee.  These grants will be made on the same basis as if the Employment Agreement was not superseded by this Transition Agreement and on the same terms and conditions applicable to all senior executive grantees at that time except that all such grants shall be made in the form of restricted shares or restricted stock units. Any equity grant contemplated by this clause shall include provisions consistent with the Company’s general policy with respect to the vesting of equity awards for retirement eligible employees.

(iv)Benefits. During the Employment Period, the Executive shall (subject to applicable law) continue to be eligible for participation in the employee benefit plans and programs applicable to senior executives of the Company generally; provided that the Executive shall not be eligible for severance pay under any arrangement of the Company and its affiliates other than this Agreement.

(v)Expenses. During the Employment Period, the Executive shall continue to be reimbursed for all reasonable business expenses (including in respect of business travel and accommodations), subject to the Executive’s submission of expense statements, vouchers or otherwise as may be required by the policies of the Company as may be in effect from time to time for senior executives generally.

(c)Other Entities. The Executive agrees to serve upon request, without additional compensation, as an officer and director (at a level commensurate with his position) for each of the Company’s subsidiaries, affiliates, partnerships, joint ventures, limited liability companies and other entities, including entities in which the Company has a significant investment, as determined by the Company.

4.Termination of Employment.

(a) Death. The Executive’s employment shall terminate automatically upon the Executive’s death.

(b)Cause. The Company may terminate the Executive’s employment during the Employment Period with or without Cause. For purposes of this Agreement, “Cause” shall mean:

(i)the Executive’s willful misconduct or gross negligence (including a material willful violation of the Company’s written corporate governance and ethics guidelines and codes of conduct provided to the Executive) that causes material harm to the Company;

(ii)the Executive’s habitual substance abuse;

(iii)the Executive’s willful and continued failure (other than as a result of physical or mental incapacity) to perform the duties of the Executive’s position or to follow the legal direction of the Board following written notice from the Board specifying such failure;

(iv)the Executive’s being convicted of, or pleading guilty or nolo contendere to a felony or a crime involving moral turpitude;

(v)the Executive’s willful theft, embezzlement or act of comparable dishonesty against the Company; or

(vi)a material breach by the Executive of this Agreement, which breach is not (if curable) cured by the Executive within 30 days following his receipt of written notice thereof.

For purposes of this Section 4(b), no act or failure to act by the Executive shall be considered “willful” unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Executive’s action or omission was in the best interests of the Company. A termination of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (not including the Executive) at a meeting of the Board called and held for such purpose (at which the Executive has been given the opportunity to appear with counsel on reasonable written notice specifying the alleged Cause event), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in one or more of the clauses of Section 4(b) above, and specifying the particulars thereof in detail.

(c)Good Reason. The Executive’s employment may be terminated by the Executive for Good Reason if (x) an event or circumstance set forth in the clauses of this Section 4(c) below shall have occurred and the Executive provides the Company with written notice thereof within 90 days after the occurrence or existence of such event or circumstance, which notice shall specifically identify the event or circumstance that the Executive believes constitutes Good Reason, (y) the Company fails to correct the circumstance or event so identified within 30 days after the receipt of such notice (the “Cure Period”), and (z) the Executive resigns within 30 days after the Cure Period.  For purposes of this Agreement, “Good Reason” shall mean, in the absence of the Executive’s written consent, the occurrence of any of the following:

(i)a material diminution by the Company in the Executive’s Annual Base Salary or a material diminution in the Executive’s Target Bonus opportunity as a percentage of the Executive’s Annual Base Salary;

(ii)a material diminution in the Executive’s authority, duties or responsibilities (other than as provided in Section 3(a));

(iii)a material diminution in the Executive’s reporting relationship that is inconsistent with the terms of Section 3(a);

(iv)the Company requiring the Executive’s principal business location to be at any office or location more than 50 miles from the Executive’s principal business location as of immediately prior to such relocation (other than to an office or location closer to the Executive’s home residence); or

(v)any material breach of this Agreement by the Company (including Sections 3(a), 3(b) and 9(b)).

(d)Voluntary Termination. The Executive may voluntarily terminate his employment, and such termination shall not be deemed to be a breach of this Agreement.

(e)Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other Party given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies such date (which date shall be not more than 30 days after the giving of such notice).

(f)Date of Termination. “Date of Termination” means (i) if the Executive’s employment is terminated by the Company for Cause or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive’s employment is terminated by the Company other than for Cause, or if the Executive voluntarily resigns without Good Reason, in either case prior to April 1, 2015, the date on which the terminating Party notifies the other Party of such termination, (iii) if the Executive’s employment is terminated by reason of death, the date of death of the Executive, or (iv) if no prior termination occurs, April 1, 2015. Notwithstanding the foregoing, for purposes of Section 5, the Date of Termination shall not occur until the Executive experiences a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the date on which such separation from service takes place shall be the “Date of Termination.”

(g)Resignation from All Positions. Notwithstanding any other provision of this Agreement, on the Transition Date or on the earlier termination of the Executive’s employment for any reason, the Executive shall immediately resign as of the Date of Termination from all positions that he holds or has ever held with the Company and any of its affiliates (and with any other entities with respect to which the Company has requested the Executive to perform services); provided, however, if Executive remains employed with the Company through the Transition Date, such resignations shall not include a resignation from the Board and as Chairman of Primerica Distribution. The Executive hereby agrees to execute any and all documentation to effectuate such resignations upon request by the Company, but he shall be treated for all purposes as having so resigned upon termination of his employment, regardless of when or whether he executes any such documentation.

5.Obligations of the Company upon Termination.

(a)Good Reason; Other than for Cause. If the Executive remains employed through the Transition Date, or if prior to the Transition Date, the Company terminates the Executive’s employment for any reason other than for Cause or the Executive resigns for Good Reason, then, subject to the Executive’s execution within ten days of the Date of Termination, and non-revocation, of a release of claims in the form attached hereto as Exhibit A, the Company shall provide the following compensation and benefits to the Executive:

(i)The Company shall pay to the Executive in a lump sum in cash (A) the Executive’s accrued but unpaid Annual Base Salary and any accrued but unused vacation pay through the Date of Termination, payable no later than the next payroll date following the Executive’s Date of Termination, and (B) the Executive’s Annual Bonus for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs if such Annual Bonus has not been paid as of the Date of Termination, payable at the time such Annual Bonus would otherwise have been paid (together, the “Accrued Obligations”).

(ii)Within 18 days following the Date of Termination under the circumstances described above in the initial sentence of Section 5(a), the Company shall pay to the Executive a lump sum in cash equal to the sum of (A) an amount equal to $287,670, which represents the Annual Base Salary that would have been paid to the Executive from the Date of Termination through August 18, 2015, (B) an amount equal to $945,210, which represents a prorated target Annual Bonus for 2015, prorated as if Executive remained employed through August 18, 2015, and (C) an amount equal to $787,675, which represents the cash value of Executive’s long-term target incentive opportunity for 2015 that would normally be granted in 2016, prorated as if Executive remained employed through August 18, 2015.

(iii)For 18 months or such longer applicable period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), following the Date of Termination (such period, as it may be modified by clause (y) below in this Section 5(a)(iii), the “Benefits Period”), the Company shall provide the Executive, his spouse and his other eligible dependents with medical (including vision and dental) benefits (the “Health Care Benefits”) in accordance with COBRA and the plans, programs, practices and policies of the Company; provided, however, that (x) the Executive shall pay the full premiums for access to the Health Care Benefits and (y) if the Executive becomes employed with another employer and is covered by another employer-sponsored plan providing substantially equivalent medical (including vision and dental) benefits, then the Company shall no longer provide the Health Care Benefits. The receipt of the Health Care Benefits shall be conditioned upon the Executive continuing to pay the Applicable COBRA Premium (as defined below). During the first 18 months of the Benefits Period, the Company shall pay to the Executive a monthly amount (the “Monthly Payment”) equal to the Applicable COBRA Premium in respect of the level of coverage that the Executive elected, which payment shall be paid in advance on the first business day of each month, commencing with the month immediately following the Transition Date. For purposes of this paragraph, “Applicable COBRA Premium” means the monthly premium in effect from time to time for coverage provided to former employees of the Company under Section 4980B of the Code and the regulations thereunder with respect to a particular level of coverage (i.e., single, single plus one, or family).

(iv)To assist the Executive in performing any reasonably requested transition services following the Date of Termination and in any other undertakings, the Company, at its expense, will provide Executive for two years following the Date of Termination with reasonable secretarial or administrative assistance as needed by the Executive (including for personal, non-Company related matters).  In addition, the Company shall continue to pay for the lease of a furnished office for the Executive in Gainesville, Georgia for two years following the Date of Termination and shall continue to provide the Executive with reasonable secretarial or administrative assistance at such office consistent with current practices.  All payments or prepayments with respect to such lease shall be made by the Company to the lessor or as a reimbursement or advance to the Executive no later than March 15, 2016.  All secretarial or administrative assistance described in this Section 5(a)(iv) will be made available from the Executive's current administrative assistant in accordance with current practices for such two year period or until her employment with the Company terminates, whichever comes first.  If her employment terminates before the end of such two year period, such assistance shall be provided from the Company's then existing personnel as selected by the Company.

(v)to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, grant, program, policy or practice or contract or agreement (other than any severance plan, program, policy or practice or contract or agreement) of the Company and its affiliates, including, without limitation, any equity plan of the Company, and the Executive’s rights to the obligations hereunder that specifically provide for or imply continuation after the termination of employment shall survive in accordance with their terms (such amounts, benefits and rights, the “Other Benefits”) in accordance with the terms and normal procedures of each such plan, program, policy or practice.

(vi)as provided in the Employment Agreement, at all times following the end of the coverage otherwise provided by the Company under Section 5(a)(iii) and prior to the second to occur of the Executive’s death and the death of the individual who is his spouse as of the date hereof (“Current Spouse”), the Company shall permit the Executive, his Current Spouse and dependents from his marriage to his Current Spouse to participate in the Company’s medical (including vision and dental) plans as in effect from time to time (the “Health Plans”), subject to the Executive’s continued compliance with the provisions of Sections 7(c), (d) and (e) (except, for the avoidance of doubt, to the extent that the applicable compliance period in any of those three Sections expires earlier); provided, however, that (A) the benefits provided under this Section 5(a)(vi) shall be secondary to any Medicare benefit for which the Executive or his Current Spouse or dependents from his marriage to his Current Spouse shall then be eligible (to the extent allowed by applicable law) and (B) the Executive shall pay the fair market value of such coverage so that the Executive does not have taxable income on the benefit under Section 105(h) of the Code or any successor provisions thereto (such ongoing coverage, subject to the preceding continued compliance requirement and proviso, the “Ongoing Health Coverage”). The fair market value of such coverage shall be as reasonably determined by the Company in good faith and agreed to by the Executive in good faith (which agreement shall not be unreasonably withheld, conditioned or delayed). In the event that the Executive becomes employed with another employer and is covered by another employer-sponsored plan providing medical (including vision and dental) benefits that are substantially equivalent to the benefits provided under the Health Plans, and further provided that such future employment shall not impact rights of coverage under this Section 5(a)(vi) to the Current Spouse if she is no longer then married to the Executive and the Current Spouse is ineligible for any type of coverage under the other employer-sponsored plan, the Executive shall not be entitled to any benefits pursuant to this Section 5(a)(vi) during the period that the Executive is covered by such other plan; provided that the Executive shall be entitled to such benefits for any period thereafter during which the Executive does not have any coverage under another employer-sponsored plan providing substantially equivalent medical (including vision and dental) benefits. For the avoidance of doubt, the Parties acknowledge and agree that Ongoing Health Coverage shall include coverage for the Executive’s Current Spouse even if the Executive and his Current Spouse shall no longer be married at the time this Section 5(a)(vi) is applicable.

(b)All unvested equity awards granted to the Executive by the Company, including grants made in 2013, 2014 and 2015, shall vest in full on the Date of Termination as a result of the Company’s general policy with respect to the vesting of equity awards for retirement eligible employees and section 5(b) of the Employment Agreement.

(c)Termination for Cause; Other Than for Good Reason. If the Company terminates Executive’s employment for Cause or the Executive terminates his employment other than for Good Reason prior to the Transition Date (other than due to his death), the Company shall timely pay or provide to the Executive the Accrued Obligations (except that no prior year accrued Annual Bonus shall be payable upon a termination for Cause), the Health Care Benefits (except in the event the Executive has been terminated for gross misconduct, as such term is understood for purposes of COBRA) during the Benefits Period and the Other Benefits. Any unvested equity awards held by the Executive shall be treated in accordance with the terms of the plan pursuant to  which they were granted and the underlying award agreements, as such may have been amended in connection with the policy adopted by the Company regarding the vesting of equity awards for retirement eligible employees.  For the avoidance of doubt, Executive shall not be entitled to any other compensation or benefits described in Section 5(a) above.

(d)Death. If the Executive dies prior to the Transition Date, the Company shall (A) timely pay or provide to the Executive the Accrued Obligations, the Other Benefits and the Pro Rata Bonus (as defined in the Employment Agreement), and

(B) have an obligation to provide the Health Care Benefits described in Section 5(a)(ii) to the Executive’s dependents during the Benefits Period and, thereafter, the Ongoing Health Coverage described in Section 5(a)(vi), if applicable.

(e)Director Service and Compensation.   Subject to applicable law and regulation, if the Executive remains employed with the Company until the Transition Date, the Board will recommend to the Company’s stockholders at the 2015 annual stockholders’ meeting that Executive be reelected as a director, and if he is so elected, the Executive shall also continue to serve as the Chairman of Primerica Distribution until the 2016 annual stockholders’ meeting.  If so elected, the Executive will be entitled to receive the standard non-employee director compensation and an additional $100,000 fee annually for his service as Chairman of Primerica Distribution, payable in four quarterly installments in arrears, in each case commencing after the 2015 annual stockholders’ meeting and continuing for so long as the Executive continues to serve in such role.

6.Full Settlement. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of any amounts payable to the Executive under Section 5 and such amounts shall not be reduced as a result of a mitigation duty whether or not the Executive obtains other employment. To the extent permitted by applicable law, the Company shall pay directly to the Executive all reasonable legal fees and expenses reasonably incurred by the Executive in connection with the negotiation and preparation of this Agreement.

7.Covenants.

(a)Non-Disclosure. The Executive acknowledges that the Company and its Affiliates (as defined below) have developed, and will develop, at a considerable investment of time and expense “Confidential Information” (as defined below), and the Executive acknowledges that the Company and its Affiliates have a legitimate business interest in protecting the confidentiality of such Confidential Information. The Executive further acknowledges that as an integral part of the Company’s executive team and in his role as a member of the Board (including his membership following his Date of Termination), he will be entrusted with such Confidential Information. The Executive, therefore, acknowledges a continuing responsibility with respect to the protection of the Confidential Information in his possession and agrees as follows:

(i)“Trade Secrets” means information belonging to the Company or licensed by it, including technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers which (A) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons or entities who can obtain economic value from their disclosure or use, (B) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy, and (C) are protected as trade secrets under the Georgia Trade Secrets Act of 1990, Ga. Code Ann. §§ 10-1-760, et seq.

(ii)“Confidential Information” means plans, procedures, methods of operation, methods of production, financial data, lists of actual and potential customers, suppliers, marketing strategies, compensation and incentive strategies, plans for development and expansion, customer and supplier data, and other confidential and sensitive information relating to the business of the Company, without regard to form, which are or have been disclosed to the Executive by the Company or of which the Executive became aware as a consequence of or in the course of his engagement with the Company (as an executive or as a member of the Board) and which have value to the Company and are not generally known to its competitors. “Confidential Information” will not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by or through the Executive without authorization), that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

(iii)The Executive will treat as confidential and will not (other than in the performance of the Executive’s duties for the Company) directly or indirectly use, publish, disclose, copyright or authorize anyone else to use, publish, disclose or copyright, any Confidential Information or any Trade Secrets during the term of the Executive’s engagement as an executive or as a member of the Board, whether or not the Confidential Information or Trade Secrets are in written or other tangible form.  Additionally, this restriction will continue to apply for the Restricted Period (as defined in Section 7(c)) (and, in the case of Trade Secrets, such longer period as such information remains a Trade Secret).  The Executive acknowledges and agrees that the prohibitions against disclosure and use of Confidential Information recited herein are in addition to, and not in lieu of, any rights or remedies that the Company may have available pursuant to the laws of the State of Georgia or any other state to prevent the disclosure of Trade Secrets, including the Georgia Trade Secrets Act of 1990, Ga. Code Ann. §§ 10-1-760, et seq.

(iv)All records, notes, files, drawings, documents, plans and like items, and all copies thereof, relating to or containing or disclosing Confidential Information or Trade Secrets of the Company which are made or kept by the Executive or which are disclosed to or come into the possession of the Executive, are and will remain the sole and exclusive property of the Company. Upon termination of the Executive’s engagement as an executive and as a member of the Board (or at any time requested by the Company), he agrees to deliver immediately to the Company, through the offices of the Company’s General Counsel or as otherwise directed by the General Counsel, the originals and all copies of any of the items described above; provided that the Executive shall be permitted to keep his address book and rolodex; provided, further, that the Executive removes any Confidential Information from such address book and rolodex. The Parties agree that client names and contacts do constitute Confidential Information but the Company agrees that the Executive may

(notwithstanding any prohibitions in this Section 7(a) or in Section 7(b)) use at his discretion any such Confidential Information so long as (A) such use does not violate Section 7(c), Section 7(d) or Section 7(e) of this Agreement and (B) he does not directly or indirectly publish, disclose, copyright or authorize anyone else to use, publish, disclose or copyright any such Confidential Information.

(b)Work Product and Inventions. (i) The Company and/or its nominees or assigns shall own all right, title and interest in and to any and all inventions, ideas, trade secrets, technology, devices, discoveries, improvements, processes, developments, designs, know how, show-how, data, computer programs, algorithms, formulae, works of authorship, works modifications, trademarks, trade names, documentation, techniques, designs, methods, trade secrets, technical specifications, technical data, concepts, expressions, patents, patent rights, copyrights, moral rights, and all other intellectual property rights or other developments whatsoever (collectively, “Developments”), whether or not patentable, reduced to practice or registrable under patent, copyright, trademark or other intellectual property law anywhere in the world, made, authored, discovered, reduced to practice, conceived, created, developed or otherwise obtained by the Executive (alone or jointly with others) during the Executive’s employment with the Company and its affiliates, and arising from or relating to such employment or the business of the Company and its affiliates (whether during business hours or otherwise, and whether on the premises of using the facilities or materials of the Company and its affiliates or otherwise). The Executive shall promptly and fully disclose to the Company and to no one else all Developments, and hereby assigns to the Company and agrees to assign to the Company without further compensation all right, title and interest the Executive has or may have in any Developments, and all patents, copyrights, or other intellectual property rights relating thereto, and agrees that the Executive has not acquired and shall not acquire any rights during the course of his employment with the Company and its affiliates or thereafter with respect to any Developments.

(ii)For purposes of this Agreement and notwithstanding anything to the contrary in Section 7(a) or 7(b)(i), (x) confidential, secret or proprietary information and inventions, improvements, discoveries and works of authorship shall not include, and in no event shall Sections 7(a) and 7(b)(i) be applicable to, the Executive’s general knowledge, expressions, skill and expertise relating to the start-up, expansion and conduct of a direct sales, network marketing or financial product sales business (including the building, management, motivation and compensation of a sales agent workforce) (collectively, the "General Know-How"), all of which the Executive shall have all rights to claim, own, use, exploit, assign and license, during and after the Employment Period and/or his lifetime (hereafter, collectively “Full Rights”); and (y) the Executive shall be entitled to retain and, with respect to information that does not constitute Confidential Information, shall have full rights in, his handwritten notes related to his speeches, addresses and presentations made during the term of his employment with the Company and its affiliates. To the extent that the General Know-How is embodied within Developments owned by Company pursuant to Section 7(b(i) hereof,

Executive grants Company a perpetual, nonexclusive, royalty-free, irrevocable right and license to utilize the General Know-How as embodied within the Developments.

Nothing contained in Section 7(a) or 7(b)(i) shall limit or restrict the Executive’s ability to use or enjoy Full Rights in (whether directly or through derivative works) the expressions (e.g., “business is a math game”), style, content, substance or other information (other than Confidential Information) in products, promotional materials and other written, audio, and audio-visual materials contained in any speeches, addresses, presentations and similar group communications made by the Executive during the term of his employment with the Company and its Affiliates (each an “Executive Presentation”), provided that the Executive hereby grants the Company a perpetual, nonexclusive, royalty-free, irrevocable right and license to utilize any such expressions, style, content, substance or other information in products, promotional materials and other written, audio, and audio-visual materials in any such Executive Presentation.  The Full Rights of the Executive shall also include, without limitation, the Full Rights to deliver, record or reduce to writing or other media  speeches, addresses, presentations and group communications made by Executive after the Employment Period which utilize such expressions, style, content, substance or other information (a “New Presentation”) and publish or commercialize any such New Presentation so long as it (x) makes no reference to the Company or its Affiliates (other than (A) as a biographical matter and (B) to the extent publicly known and not confidential or secret, references to performance track record of the Executive and the Company) and (y) does not utilize any footage of any Executive Presentation, other than, for purposes of creating biographical video, footage from the Executive’s public speeches consisting of the introduction of the Executive to the audience and the Executive’s welcoming remarks to such audience), and in each case subject to his obligations under Section 7(a) hereof (as modified by the provisions of this Section 7(b)(ii)) (it being understood that nothing herein shall be construed as granting the Executive any right in or to any such expression which is a trademark or service mark of, or has otherwise acquired a secondary meaning that is attributable to, the Company or its Affiliates).  Without limiting the generality of the foregoing, nothing contained in this Agreement or otherwise shall limit or restrict the Executive’s ability to engage in the public speaking business (including speeches intended for individuals engaged in network marketing) or to author or utilize and enjoy full rights in any books, articles or other materials in any media based on or incorporating the Executive’s opinions, skills and experiences (including those developed by the Executive during his employment with the Company), subject to the Executive’s obligations under this Section 7.

(c)Non-Recruitment of Employees or Agents. The Executive shall not, at any time during the Restricted Period (as defined in this Section 7(c)), other than in the good faith exercise of his duties while serving as Co-Chief Executive Officer, without the prior written consent of the Company, personally, directly or indirectly, on the Executive’s behalf or on behalf of, or in conjunction with, any person or entity other than the Company, solicit, recruit, or induce, or attempt to solicit, recruit or induce, any person who is or was at any time during the previous six months, an employee, field representative (which means an agent of the Company licensed to sell the Company’s products), direct or indirect agent, independent contractor, officer or director of the Company or any of its Affiliates and with whom the Executive had material contact prior to such six month period to end his or her relationship with the Company or any of its Affiliates. Further, during the Restricted Period, the Executive shall not encourage or induce any person to cease his employment or other relationship with the Company or any of its Affiliates for any reason other than in the good faith exercise of his duties while serving as Co-Chief Executive Officer. A general employment advertisement by an entity of which the Executive is a part will not constitute solicitation, recruitment or encouragement nor would serving as a reference upon request to an entity with which the Executive is not associated.  The “Restricted Period” shall mean the period from the Effective Date of this Agreement through the 2nd anniversary of the end of the Transition Period, and the Transition Period shall mean the period beginning on the Transition Date and ending on the date one year following the Transition Date or, if earlier, the date the Executive ceases to serve as a member of the Board.

(d)Non-Solicitation Covenant. During the Restricted Period, the Executive will not, directly or indirectly, on the Executive’s own behalf or on behalf of or in conjunction with any person or legal entity other than the Company or its Affiliates, solicit the business or patronage of any of the clients, customers or accounts of the Company or its Affiliates with which the Executive had material contact within the 12-month period prior to the termination of the Executive's  employment with the Company and its Affiliates for the purpose of the network marketing of life, auto or property insurance products, mutual funds, variable annuities or securities similar to those offered by the Company or its Affiliates within the 12-month period preceding the date of the termination of the Executive’s employment with the Company and its Affiliates (collectively, “Similar Products”).

(e)No Competition. During the Restricted Period, the Executive shall not, in any capacity (including as an agent, consultant, employee, director or officer) either directly or indirectly, provide executive or management services or strategic advice and guidance for any Competitive Business (as defined below). Notwithstanding the foregoing, being employed by, or providing services to, or holding compensatory equity of, an employer with a Competitive Business, standing alone, shall not be considered a violation of this Agreement so long as (A) the employer has more than one discrete and readily distinguishable part of its business, and (B) the Executive’s duties are not in a material manner at or involving the part of the business of the employer that constitutes a Competitive Business (as defined below). For purposes of this Section 7(e), the following definitions shall apply:

(i) “Competitive Business” shall mean any person or entity (including any joint venture, partnership, firm, corporation, or limited liability company) that engages in (or has taken substantial steps to engage in) the network marketing of Similar Products (it being understood that products that are network marketed by a person or entity other than the person or entity that creates such products shall be a

Similar Product only with respect to the person or entity engaged in such network marketing) anywhere in the Restricted Territory.

(ii) “Restricted Territory” shall mean the United States and Canada plus (A) during the Employment Period, any additional geographical area in which the Company or its Affiliates shall then be conducting business, or (B) after the Employment Period, any additional geographical area in which the Company or its Affiliates were conducting business as of the Date of Termination.

(f)Assistance. The Executive agrees that after his Date of Termination (and whether or not he continues to serve on the Board at the time), upon request by and reasonable notice from the Company, the Executive will reasonably assist the Company and its Affiliates in the defense of any claims, or potential claims that may be made or threatened to be made against the Company or any of its Affiliates in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a “Proceeding”), and will reasonably assist the Company and its Affiliates in the prosecution of any claims that may be made by the Company or any of its Affiliates in any Proceeding, to the extent that such claims may relate to the Executive’s employment or the period of the Executive’s employment by the Company. Notwithstanding the foregoing, the Executive shall not be required to cooperate hereunder to the extent such cooperation could involve a current or future claim by the Company or its Affiliates against the Executive or by the Executive against the Company or its Affiliates. The Executive agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims. The Executive also agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to assist in any investigation (whether governmental or otherwise) of the Company or any of its Affiliates (or their actions), regardless of whether a lawsuit has then been filed against the Company or any of its Affiliates with respect to such investigation. The Company agrees to reimburse the Executive for all of the Executive’s reasonable out-of-pocket expenses associated with such assistance, including travel expenses and any attorneys’ fees and shall pay a reasonable per diem fee for the Executive’s service. In addition, for a period of two years following his Date of Termination, the Executive agrees to provide such services as are reasonably requested by the Company to assist any successor to the Executive in the transition of duties and responsibilities to such successor. Any services or assistance contemplated in this Section 7(f) shall be at mutually agreed to and convenient times.

(g)Remedies. The Executive acknowledges and agrees that the terms of this Section 7: (i) are reasonable in geographic and temporal scope, (ii) are necessary to protect legitimate proprietary and business interests of the Company including its customer relationships, Confidential Information and Trade Secrets, (iii) impose no undue hardship on the Executive, (iv) are not injurious to the public, and (v) have been negotiated by sophisticated parties. The Executive further acknowledges and agrees that the Executive’s breach of the provisions of this Section 7 will cause the

Company irreparable harm, which cannot be adequately compensated by money damages. The Executive consents and agrees that if the Executive commits any such breach or threatens to commit any breach, the Company shall be entitled to temporary and permanent injunctive relief from a court of competent jurisdiction, in addition to, and not in lieu of, such other remedies as may be available to the Company for such breach, including the recovery of money damages. If any court determines that any of the restrictive covenants or other provisions contained in this Section 7, or any part thereof, are unenforceable because of the length of any period of time, the size of any area or the scope of activities contained therein, then such period of time, area, or scope will be considered to be adjusted to a period of time, area or scope which would cure such invalidity, and such provision in its revised form will then be enforced to the maximum extent permitted by applicable law. If any of the provisions of this Section 7 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s right to enforce any such covenant in any other jurisdiction.

(h)Definition of Affiliate. For all purposes of this Section 7, the term “Affiliate” means an entity that directly or indirectly through one or more intermediaries, is controlled by the Company, in each case where the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract interest or otherwise.

8.Entire Agreement. This Agreement is the sole expression of the Parties’ intent with respect to the subject matter of this Section 7, and shall supersede any prior agreement with respect to the subject matter hereof.

9.Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and permitted assigns (which shall be limited to acquirers of all or substantially all of the assets of the Company).

(b)The Company shall cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all or a substantial portion of its business and/or assets to assume expressly and agree to perform this Agreement immediately upon such succession in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

10.Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws that would call for the application of the substantive law of any jurisdiction other than the State of Delaware. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the Parties hereto or their respective successors and legal representatives. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

At the most recent address on file for the Executive at the Company.

If to the Company:

Primerica, Inc.

1 Primerica Parkway

Duluth, Georgia 30099

Attention: General Counsel

or to such other address as either Party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c)The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)Notwithstanding any other provision of this Agreement, the Company shall withhold from any amounts payable or benefits provided under this Agreement any Federal, state, and local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e)Subject to the provisions of Section 4(c), the Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(f)From and after the Effective Date, this Agreement shall supersede any other employment agreement or understanding between the Parties with respect to the subject matter hereof including without limitation the Employment Agreement dated

August 19, 2010 (it being understood that this Agreement in no way supersedes any agreements executed pursuant to Section 7(a)).

11.Disputes; Legal Fees. (a) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively in the courts of the State of Delaware. The Parties hereto irrevocably agree to submit to the jurisdiction and venue of the courts of the State of Delaware in any action or proceeding brought with respect to or in connection with this Agreement.

(b)In the event of any material contest or dispute relating to this Agreement or the termination of the Executive’s employment hereunder, other than as provided in Section 7(g) hereof, each of the Parties shall bear its own costs and expenses, except that the Company agrees to promptly reimburse the Executive for his costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Executive in connection with such contest or dispute, in the event that the Executive substantially prevails in such contest or dispute. Any reimbursements that become payable pursuant to the preceding sentence shall be paid within 15 days following receipt of an appropriately detailed invoice.

12.Code Section 409A. The Agreement is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may the Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. All reimbursements and in-kind benefits provided under this Agreement that constitute deferred compensation within the meaning of Section 409A of the Code shall be made or provided in accordance with the requirements of Section 409A of the Code, including that (i) in no event shall reimbursements by the Company under this Agreement be made later than the end of the calendar year next following the calendar year in which the applicable fees and expenses were incurred, provided that the Executive shall have submitted an invoice for such fees and expenses at least 10 days before the end of the calendar year next following the calendar year in which such fees and expenses were incurred; (ii) the amount of in-kind benefits that the Company is obligated to pay or provide in any given calendar year (other than medical reimbursements described in Treas. Reg. § 1.409A-3(i)(1)(iv)(B)) shall not affect the in-kind benefits that the Company is obligated to pay or provide in any other calendar year; (iii) the Executive’s right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit; and (iv) in no event shall the Company’s obligations to make such reimbursements or to provide such in-kind benefits apply later than the Executive’s remaining lifetime or if longer, through August 19, 2030. To the extent the Executive is a “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance promulgated thereunder and any elections made by the Company in accordance therewith, notwithstanding the timing of payment provided in any other Section of this Agreement, no payment, distribution or benefit under this Agreement that constitutes a distribution of deferred compensation (within the meaning of Treasury Regulation Section 1.409A-1(b)) upon separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), after taking into account all available exemptions, that would otherwise be payable, distributable or settled during the six-month period after separation from service, will be made during such six- month period, and any such payment, distribution or benefit will instead be paid, distributed or settled on the first business day after such six-month period; provided that if the Executive dies following the Date of Termination and prior to the payment, distribution, settlement or provision of the any payments, distributions or benefits delayed on account of Section 409A of the Code, such payments, distributions or benefits shall be paid or provided to the personal representative of the Executive’s estate within 30 days after the date of the Executive’s death.

[Signature page follows.]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

/s/ John A. Addison, Jr. JOHN A. ADDISON, JR.

PRIMERICA, INC.

/s/ P. George Benson P. George Benson, Lead Director

Exhibit A

FORM OF RELEASE AGREEMENT

[To be executed by the Company and the Executive no earlier than Executive Date of Termination]

In consideration of the benefits provided by the Company to the John A. Addison, Jr. (the “Executive”) under that certain Transition Agreement dated as of January 2, 2015 between the Company and the Executive (the “Transition Agreement”), the Executive, for himself and on behalf of his heirs, assigns and successors in interest, hereby releases, acquits and forever discharges the Company, each of its subsidiaries and affiliates and each of the Company’s and its subsidiaries and affiliates respective predecessors, successors, assigns, shareholders, partners, members, other equity owners, officers, directors, employees, representatives, agents and attorneys (collectively, “Company Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses, known or unknown, suspected or unsuspected, of any kind or nature whatsoever (collectively, “Claims”), that the Executive or any of his heirs, assigns or successors in interest now has, or has ever had, or ever will have, against each or any of the Company Releasees, by reason of any and all acts, omissions, events, circumstances or facts existing or occurring through the date of the Executive’s execution hereof that directly or indirectly arise out of, relate to, or are connected with, the Executive’s employment by, or services rendered to or for, the Company or any of its subsidiaries or affiliates, or relating to the cessation of such employment. The foregoing release includes, without limitation, all Claims under Title VII of the Civil Rights Act of 1964 as amended; the Age Discrimination in Employment Act of 1967; the Rehabilitation Act of 1973; the Americans with Disabilities Act as amended by the Americans with Disabilities Act Amendments Act of 2008; the Employee Retirement Income Security Act of 1974; the Equal Pay Act of 1963; the Family and Medical Leave Act; the Older Workers Benefit Protection Act; the Occupational Safety and Health Act; the anti-retaliation provisions of the Fair Labor Standards Act; the Consolidated Omnibus Budget Reconciliation Act (COBRA); the National Labor Relations Act; 42 U.S.C. §§ 1981 through 1988; any federal, state or local law regarding retaliation for protected activity or interference with protected rights; and any state or local law, including, without limitation, the Georgia AIDS Confidentiality Act; Georgia’s Law Regarding Equal Pay, O.C.G.A. § 34-5-1 et seq.; the Georgia Equal Employment for Persons with Disabilities Code; Georgia’s Law Regarding Age Discrimination, O.C.G.A. § 34-1-2; the Georgia Constitution; and all claims under Georgia public policy or common law, including, without limitation, common law claims of outrageous conduct, intentional or negligent infliction of emotional distress, negligent hiring, breach of contract, breach of covenant of good faith and fair dealing, promissory estoppel, negligence, wrongful termination of employment, interference with employment relationship, civil rights, fraud and deceit and all other claims of any type or nature, including, without limitation, all claims for damages, wages,

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compensation, vacation, reinstatement, medical expenses, punitive damages and claims for attorneys’ fees; provided, however, that this Release Agreement is not intended to release any Claim that cannot be released as a matter of law. The Executive represents that he has not filed, directly or indirectly, nor caused to be filed, any claim, complaint or action with respect to any Claim released herein against the Company or any other Company Releasee in any forum, including, without limitation, any federal, state or local court or in arbitration.

 The Company, for itself and on behalf of each Company Releasee, hereby releases, acquits and forever discharges the Executive and the Executive’s heirs, assigns and successors in interest (collectively, “Executive Releasees”) from any and all Claims that the Company or any Company Releasee now has, or has ever had, or ever will have, against each or any of the Executive Releasees, by reason of any and all acts, omissions, events, circumstances or facts existing or occurring through the date of the Company’s execution hereof that directly or indirectly arise out of, relate to, or are connected with, the Executive’s employment by, or services rendered to or for, the Company or any of its subsidiaries or affiliates, or relating to the cessation of such employment, other than Claims pertaining to fraud or intentional malfeasance. The Company represents that it has not filed, directly or indirectly, nor caused to be filed, any claim, complaint or action with respect to any Claim released herein against the Executive or any other Executive Releasee in any forum, including, without limitation, any federal, state or local court or in arbitration.

These foregoing releases are to be broadly construed in favor of the Company Releasees and the Executive Releasees. Notwithstanding the foregoing or anything in this Release Agreement to the contrary, the post-employment obligations created by any of (i) the Transition Agreement (including, without limitation, the provisions of Section 6 and 8 thereof), (ii) the Executive’s outstanding grants of restricted stock or other equity incentive awards, including, without limitation, those under the Primerica, Inc. 2010 Omnibus Incentive Plan, (iii) the Executive’s outstanding awards under any other compensation plan or program of the Company or (iv) the Executive’s rights to indemnification by the Company and any rights to director’s and officer’s liability insurance coverage, are not released by the parties’ execution of this Release Agreement. The foregoing releases do not apply to any Claims that arise by reason of any acts, omissions, events, circumstances or facts existing or occurring after the date of execution of this Release Agreement by the Executive and the Company. Both parties agree that this Release Agreement is not and shall not be construed as an admission of any wrongdoing or liability on the part of either party.

The Executive acknowledges that, by the Executive’s free and voluntary act of signing below, the Executive agrees to all of the terms of this Release Agreement and intends to be legally bound thereby. The Company acknowledges that, by the Company’s free and voluntary act of signing below, the Company agrees to all of the terms of this Release Agreement and intends to be legally bound thereby.

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The Executive acknowledges that the Executive has received a copy of this Release Agreement on the effective date of the Transition Agreement, January 2, 2015.  The Executive shall not execute this Agreement prior to his Date of Termination (as defined in the Transition Agreement), and shall be required to execute the Transition Agreement no later than the later of 21 days after the effective date of the Transition Agreement or ten days after the Executive’s Date of Termination.  The Executive acknowledges that he has had at least 21 days to review this Release Agreement and to consider whether to agree to the terms contained herein. The Executive acknowledges that the Executive has been and is hereby advised to consult with an attorney prior to executing this Release Agreement.

 This Release Agreement will become effective, enforceable and irrevocable on the eighth day after the date on which it is executed by the Executive (the “Effective Date”). During the seven-day period prior to the Effective Date, the Executive may revoke the Executive’s agreement to accept the terms hereof by serving written notice in accordance with Section 10(b) of the Transition Agreement to the Company of the Executive’s intention to revoke.

JOHN A. ADDISON, JR.

PRIMERICA, INC.

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